Exhibit 5.1

June 25, 2014

Actinium Pharmaceuticals, Inc.
501 5th Avenue, 3rd Floor
New York, New York  10017

Ladies and Gentlemen:

You have requested our opinion, as special counsel to Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of up to 1,160,000 shares of its common stock, par value $0.001 (the “Shares”), and up to 250,000 shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to the Registration Statement on Form S-3 (No. 333-194768) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) and the prospectus included within the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement dated June 24, 2014 and the final prospectus dated June 25, 2014, each filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplements”).  (The Base Prospectus and Prospectus Supplements are collectively referred to as the “Prospectus.”)

We have examined and relied upon the Registration Statement and the Prospectus, the Company’s Certificate of Incorporation and By-laws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have deemed relevant in connection with this opinion.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the accuracy, completeness and authenticity of certificates of public officials.

We are licensed to practice in the State of New York.  This opinion letter is limited to Delaware General Corporation Law and applicable federal law of the United States.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement.

Very truly yours,

/s/ Hiscock & Barclay, LLP